Exhibit 10.1
TRANSITION AGREEMENT

This Transition Agreement (“Agreement”) is between Marqeta, Inc. (the “Company”) and Jason Gardner (“Employee”) (together “the Parties”) and is effective as of May 6, 2024.

Employee is employed by the Company as Executive Chairman, and the Parties have entered into an Offer Letter dated June 6, 2011 (the “Offer Letter”) and a Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”);

Employee and the Company have mutually agreed that their employment relationship shall end with an effective date of June 13, 2024 (or, if later, the date of the Company’s 2024 Annual Meeting of Stockholders, the “Transition Date”) as of immediately following the 2024 Annual Meeting of Stockholders (the “Transition Effective Time”).

The Parties agree as follows:

1. Duties Until Transition Effective Time. Employee will perform his normal duties as Executive Chairman until the Transition Effective Time.

(a)As of the Transition Effective Time, Employee will be a non-employee member of the Board of Directors of the Company (the “Board”).
(b)Following the Transition Effective Time, and in accordance with California law, Employee will receive a final paycheck with the balance of his pro-rated salary and target bonus (which amounts are expected to be approximately $38,273 and $111,205, respectively, if the Transition Date is June 13, 2024) as Executive Chairman for the current year 2024.

2. Stock.

(a) As of the Transition Effective Time, the “Executive Chairman Long-Term Performance Awards” reflected on Exhibit A will terminate by their express terms and be forfeited for no consideration.

(b) As of the Transition Effective Time, Employee’s continuing status as a non-employee director will satisfy the “Continuous Service” requirement for continued vesting in the Marqeta, Inc. 2011 Equity Incentive Plan and exercise of the related Stock Option Agreements between the Company and Employee (the “Stock Agreements”) for the awards set forth in Exhibit B. Nothing in this Agreement shall interfere with, forfeit or waive any of Employee’s rights with respect to any of the awards set forth in Exhibit B. The exercise of such awards shall continue to be governed by the terms and conditions of the Stock Agreements.

3. Non-Employee Director Compensation. As of the Transition Effective Time, Employee will be eligible to participate as a non-employee director in the Company’s

Non-Employee Director Compensation Policy (the “Policy”), as it may be amended from time to time. For the avoidance of doubt, Employee is not eligible to receive and hereby waives an Initial Award (as defined in the Policy) as a result of the termination of employment on the Transition Date. In addition, the Company and Employee agree that for so long as Employee is a non-employee director of the Company, he shall receive:

(a)Access to Company electronic mail and Slack;

(b)Access to the Company’s offices in Oakland, California and paid monthly parking at such offices;

(c)Access to executive administrative support; and

(d)Pet insurance.

4. Health Care. Starting as of the Transition Date, the Company will provide retiree benefits with coverage for Employee and his then current covered spouse and dependents as of the Transition Date. Such coverage will be maintained until Employee reaches age 65. Such retiree benefits will consist of health, vision and dental insurance as currently carried (100% of the cost for Employee coverage to be paid by the Company, 75% of the cost of coverage for each additional insured to be paid by the Company). Life insurance will not be offered. Such retiree benefits will not include disability. To the extent any of the benefits in this Section 4 are deemed taxable, such taxable amounts will be reported to Employee on a Form 1099-NEC. Employee acknowledges and agrees that at the end of the Coverage Period, Employee, spouse and any dependents will not be entitled to COBRA coverage based on the retiree benefits.

5. Payment of Salary and Receipt of All Benefits; Waiver of Executive Severance Plan. Employee acknowledges and represents that, other than (i) the consideration set forth in this Agreement and (ii) his final paycheck, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee further acknowledges and represents that Employee has received any leave to which Employee was entitled or which Employee requested, if any, under the California Family Rights Act and/or the Family Medical Leave Act, or other similar laws and/or ordinances, and that Employee did not sustain any workplace injury, during Employee’s employment with the Company. Employee expressly waives any rights or benefits Employee may have under the Company’s Executive Severance Plan or any other promised or implied severance or termination benefits.

6. Board Nomination Right.

(a) At each annual meeting of the Company’s stockholders following the Transition Date at which the Employee’s term as a director expires, the Company shall nominate Employee for election to the Board; provided that the Company shall not have any obligation to nominate Employee for election to the Board under this Agreement from and after such time (i) as Employee and his affiliates collectively beneficially own outstanding voting securities representing less than 20% of the voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class; (ii) that a majority of the directors then in office (other than Employee), in their reasonable judgment, have determined that (x) Employee has breached his fiduciary duties or (y) Employee has acted in a manner that would permit the stockholders of the Company to remove him for cause under the Delaware General Corporation Law; or (iii) as Employee has been convicted of a felony or is the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, relating to an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity. As of the date hereof, Employee beneficially owns the shares set forth on Exhibit C, and no other shares.

(b) If any of the events described in clauses (ii) or (iii) in the previous paragraph occur, then the Board may (in its sole discretion) request the resignation of the Employee from the Board, and promptly following such request, the Employee shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation), it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation).

(c) Employee will be invited to participate in any meetings of the Audit Committee, Compensation Committee, or Nomination and Governance Committee, in an ex officio capacity, excluding executive sessions or during other portions of the meeting where his attendance would be a conflict of interest.

(d) Employee will be invited to chair a new Payments Innovation Committee of the Board that will be formed.

7. Voluntary Conversion of Employee’s Class B Common Stock. Concurrently with the execution of this Agreement, Employee has delivered to the Company a written notice previously delivered to the transfer agent of the Company of the voluntarily conversion of 17,710,000 shares of Class B Common Stock held by Employee and/or The Gardner 2008 Living Trust dated March 22, 2008 into Class A Common Stock pursuant to Article IV.D.3(a) of the Company’s Amended and Restated Certificate of Incorporation.

8. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, the Parties acknowledge and agree that any material breach of this Agreement shall entitle the nonbreaching party to pursue all remedies and damages available under applicable law. In connection with breach by Employee, the Company may also seek to recover and/or cease providing the consideration or benefits provided to Employee under this Agreement and to obtain damages, except as provided by law.

9. Costs. The Parties shall each bear their own costs, including attorneys’ fees, incurred in connection with the preparation of this Agreement.

10. ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY CLAIMS EMPLOYEE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN ALAMEDA COUNTY BEFORE JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER

PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

11. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to the Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.

12. No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

13. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

14. Attorneys’ Fees. If either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

15. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and employment separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements, except as modified herein.

16. No Oral Modification. This Agreement may only be amended in a writing signed by the Employee and the Company’s Chief Executive Officer then in office.

17. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

18. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

19. Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party. Employee acknowledges that:

(a)he has read this Agreement, including the Exhibits;

(b) he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or has elected not to retain legal counsel;

(c) he understands the terms and consequences of this Agreement; and

(d)he is fully aware of the legal and binding effect of this Agreement.

The Parties have executed this Agreement on the dates set forth below.

                                /s/ Jason Gardner
Dated:     May 6, 2024                    Jason Gardner, an individual

Dated:    May 6, 2024                    Marqeta, Inc.

By:     /s/ Crystal Sumner
    Crystal Sumner
    Chief Administrative Officer

Exhibit A

Executive Chairman Long-Term Performance Awards

Grant Date	Vesting Commencement Date	Option Shares (#)	Exercise Price ($)	Expiration Date
4/13/2021	4/13/2021	19,740,923	21.49	4/12/2031
5/5/2021	5/5/2021	47,267	23.40	5/4/2031

Exhibit B

Outstanding Equity Awards; Continuous Service

Grant Date	Vesting Commencement Date	Option Shares (#)	Exercise Price ($)	Expiration Date
2/24/2019	2/24/2019	770,557	0.40	2/23/2029
5/5/2020	4/1/2020	458,334	2.25	5/4/2030
2/11/2021	1/1/2021	1,059,639	10.48	2/10/2031

2/11/2021	1/1/2021	150,000	10.48	2/10/2031

Exhibit C

Employee’s Beneficial Ownership as of May 6, 2024

49,072,553 shares of Class B common stock, consisting of:
•1,255,730 shares of Class B common stock held of record by Mr. Gardner
•1,255,730 shares of Class B common stock held of record by Mr. Gardner’s spouse
•37,135,479 shares of Class B common stock held of record by Mr. Gardner and his spouse as trustees of The Gardner 2008 Living Trust dated March 22, 2008
•712,807 shares of Class B common stock held of record by the Jason Gardner Annuity Trust
•712,807 shares of Class B common stock held of record by the Mr. Gardner’s spouse’s annuity trust
•8,000,000 shares of Class B common stock held of record by trusts for the benefit of Mr. Gardner’s children and of which the trustee is an independent institution